[GRAPHIC OMITTED]                 NEWS RELEASE
                         CALIFORNIA WATER SERVICE GROUP         [OBJECT OMITTED]


             1720 North First Street
             San Jose, CA 95112-4598                           September 28,2005

Contact:     Shannon Dean  (310) 257-1435


              JOHN S. TOOTLE NAMED ACTING CHIEF FINANCIAL OFFICER;
                  RICHARD D. NYE PLACED ON ADMINISTRATIVE LEAVE
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SAN  JOSE,  CA - The  California  Water  Service  Group  (NYSE : CWT)  Board  of
Directors today named John S. Tootle as Acting Vice President, Chief Financial Officer and Treasurer and placed Richard D. Nye on administrative leave following civil litigation filed against Nye by the U.S. Securities and Exchange Commission (SEC); the SEC's allegations against Nye relate solely to his prior positions at another company and have no relationship to California Water Service Group.

     Tootle served as California Water Service Group's Corporate Counsel prior to assuming this position. He joined the company in May of 2000 when it acquired Dominguez Services Corporation, where he had served as Chief Financial Officer since 1987. Before joining Dominguez Services Corporation's executive team, Tootle served as Chief Financial Officer for United Business Interiors, Senior Internal Auditor for Republic Corporation, and Auditor for PricewaterhouseCoopers. An attorney and certified public accountant, he brings more than 25 years of financial experience to the position.

     Peter C. Nelson, President and Chief Executive Officer, said, "This SEC action relates solely to another company. Cal Water has always maintained the highest standards for its internal controls and financial reporting. We received an unqualified opinion from our independent auditors regarding management's assessment of our internal controls for the year ending December 31, 2004. Our controls are documented and tested throughout the year. Separately, our independent auditors issued an unqualified opinion on our financial statements for 2004. I am confident in our ability to continue to meet the highest standards in our financial management of the Company."

     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico, and Hawaii communities. Group's common stock trades on the New York Stock Exchange under the symbol "CWT."

     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions' decisions, including decisions on proper disposition of property; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements. Additional information is available at our Web site at www.calwatergroup.com.

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